EX-99.B-77(D)(a)

SUB-ITEM 77(D)(a): Policies with respect to security investments; the type of securities in which it may invest:

The following information amends the Ivy Funds Variable Insurance Portfolios Prospectus disclosure regarding investing in foreign securities in the section entitled "Principal Strategies" for the following Portfolio:

Ivy Funds VIP Core Equity

The Portfolio may invest up to 25% of its total assets in foreign securities.

The following information amends the Ivy Funds Variable Insurance Portfolios Prospectus disclosure regarding investing in foreign securities in the section entitled "Additional Information about Principal Investment Strategies, Other Investments and Risks" for each of the following Portfolios:

Ivy Funds VIP Growth
Ivy Funds VIP Micro Cap Growth
Ivy Funds VIP Real Estate
Ivy Funds VIP Small Cap Growth
Ivy Funds VIP Small Cap Value

The Portfolio may invest up to 25% of its total assets in foreign securities.

The following information amends the Ivy Funds Variable Insurance Portfolios statement of additional information disclosure regarding investing in foreign securities in the section entitled "Non-fundamental Investment Restrictions" for each of the following Portfolios:

Ivy Funds VIP Core Equity
Ivy Funds VIP Growth
Ivy Funds VIP Micro Cap Growth
Ivy Funds VIP Real Estate Securities
Ivy Funds VIP Small Cap Growth
Ivy Funds VIP Small Cap Value

The Portfolio may invest up to 25% of its total assets in foreign securities.